UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 26, 2006 (September 26, 2006)

ACG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 26, 2006, American Color Graphics Finance, LLC (“Graphics Finance”), a newly formed subsidiary of American Color Graphics, Inc. (“Graphics”) entered into a $35.0 million revolving trade receivables facility (the “Facility”) with Bank of America, N.A., as administrative agent, collateral agent and lender, and Banc of America Securities, LLC, as lead arranger and book manager.
The Facility will be used to improve Graphics’ liquidity position and to provide additional availability to fund future growth.
The maximum availability under the Facility is $35.0 million. Availability at any time will be limited to a borrowing base linked to 85% of the balances of eligible receivables less certain minimum excess availability requirements. Graphics expects most of its receivables from U.S. customers will be eligible for inclusion in the borrowing base.
Borrowings under the Facility are secured by substantially all the assets of Graphics Finance, which will consist primarily of receivables to be transferred to Graphics Finance pursuant to a receivables contribution and sale agreement with Graphics. Graphics will service these receivables pursuant to a servicing agreement with Graphics Finance.
The Facility contains covenants customary for facilities of this type, including requirements related to credit and collection policies, deposits of collections, maintenance by each party of its separate corporate identity, including maintenance of separate records, books, assets and liabilities and disclosures about the transactions in the financial statements of ACG Holdings, Inc. and its consolidated subsidiaries. Failure to meet these covenants could lead to an acceleration of the obligations under the Facility, following which the lenders would have the right to sell the assets securing the Facility.
Borrowings under the Facility must be repaid in full on the Facility’s maturity date of December 15, 2009.
Interest on borrowings under the Facility will accrue at floating rates, based on existing market rates, plus agreed upon margin levels. In addition, Graphics Finance is obligated to pay specified unused commitment fees and other customary fees.
On September 26, 2006, there were no borrowings under the Facility. Graphics will not transfer any receivables to Graphics Finance until such time as Graphics Finance proposes to draw under the Facility, and availability under the Facility will not exist until Graphics in fact transfers receivables to Graphics Finance.
Bank of America, N.A. is also the administrative agent and a lender under Graphics’ $90 million senior secured revolving credit agreement dated May 5, 2005, which includes a $55 million revolving credit facility and a $35 million non-amortizing term loan facility. Borrowings under Graphics’ senior secured facility must be repaid in full on such facility’s maturity date of December 15, 2009.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On September 26, 2006, Graphics and Graphics Finance entered into a new $35.0 million revolving trade receivables facility, the material terms of which are described in Item 1.01 above.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: September 26, 2006

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